UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2025 (July 25, 2025)

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-6571 (Commission File Number)	22-1918501 (I.R.S. Employer Identification No.)

126 East Lincoln Avenue, Rahway, NJ (Address of principal executive offices)	07065 (Zip Code)

Registrant’s telephone number, including area code (732) 594-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.50 par value)	MRK	New York Stock Exchange
1.875% Notes due 2026	MRK/26	New York Stock Exchange
3.250% Notes due 2032	MRK/32	New York Stock Exchange
2.500% Notes due 2034	MRK/34	New York Stock Exchange
1.375% Notes due 2036	MRK 36A	New York Stock Exchange
3.500% Notes due 2037	MRK/37	New York Stock Exchange
3.700% Notes due 2044	MRK/44	New York Stock Exchange
3.750% Notes due 2054	MRK/54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The following information, including the exhibits hereto, is being furnished pursuant to this Item 2.02.

Incorporated by reference is a press release issued by Merck & Co., Inc. on July 29, 2025, regarding earnings for the second quarter of 2025, attached as Exhibit 99.1. Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 25, 2025, the Company approved a new restructuring program (2025 Restructuring Program) designed to position the Company for its next chapter of growth and to successfully advance its pipeline and launch new products across multiple therapeutic areas. As part of this program, the Company expects to eliminate certain positions in sales and administrative organizations, as well as research and development. The Company will, however, continue to hire employees into new roles across all strategic growth areas of the business. In addition, the Company will reduce its global real estate footprint and continue to optimize its manufacturing network, aligning the geography of its global manufacturing footprint to its customers and reflecting changes in the Company’s business.

Most actions contemplated under the 2025 Restructuring Program are expected to be largely completed by the end of 2027, with the exception of certain manufacturing actions, which are expected to be substantially completed by the end of 2029. The cumulative pretax costs to be incurred by the Company to implement the program are estimated to be approximately $3.0 billion, of which approximately 60% will be cash, relating primarily to employee separation expense and contractual termination costs. The remainder of the costs will be non-cash, relating primarily to the accelerated depreciation of facilities. The Company expects the actions under the 2025 Restructuring Program to result in annual cost savings of approximately $1.7 billion, which will be substantially realized by the end of 2027. The 2025 Restructuring Program is part of the Company’s multiyear optimization initiative anticipated to achieve $3.0 billion in annual cost savings by the end of 2027, which will be fully reinvested into strategic growth areas of the business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued July 29, 2025, regarding earnings for the second quarter of 2025

Exhibit 99.2	Certain supplemental information not included in the press release

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: July 29, 2025	By:	/s/ Kelly E. W. Grez
Kelly E. W. Grez Corporate Secretary